                                                                   EXHIBIT 3.128

                                     BYLAWS

                                       OF

                       TITAN SCAN TECHNOLOGIES CORPORATION
                            (A DELAWARE CORPORATION)

                                TABLE OF CONTENTS

..
                     Section 18.    Vacancies......................................................................8

                     Section 19.    Resignation....................................................................8

                                       i

                                       ii

ARTICLE IX Dividends 18

                     Section 40.    Declaration of Dividends.....................................................18

                     Section 41.    Dividend Reserve.............................................................18

ARTICLE X Fiscal Year............................................................................................18

                     Section 42.    Fiscal Year..................................................................18

ARTICLE XI Indemnification.......................................................................................18

                     Section 43.    Indemnification of Directors, Executive Officers, Other Officers,

                                      iii

                                       iv

                                                                                                               PAGE

ARTICLE XVI Miscellaneous........................................................................................27

                     Section 48.    Annual Report................................................................27

                                       v

                                     BYLAWS

                                       OF

                       TITAN SCAN TECHNOLOGIES CORPORATION
                            (A DELAWARE CORPORATION)

                                   ARTICLE I

                                     OFFICES

         Section 1.   REGISTERED OFFICE. The registered office of the
corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle. (Del. Code Ann., tit. 8, ss. 131)

         Section 2.   OTHER OFFICES. The corporation shall also have and
maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require. (Del.
Code Ann., tit. 8, ss. 122(8))

                                   ARTICLE II

                                 CORPORATE SEAL

         Section 3.   CORPORATE SEAL. The corporate seal shall consist of a die
bearing the name of the corporation and the inscription, "Corporate
Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. (Del. Code Ann., tit. 8, ss.
122(3))

                                  ARTICLE III

                             STOCKHOLDERS' MEETINGS

         Section 4.   PLACE OF MEETINGS. Meetings of the stockholders of the
corporation shall be held at such place, either within or without the State of
Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the principal office of the corporation required to be maintained pursuant to Section 2 hereof. (Del. Code Ann., tit. 8, ss.
211(a))

         Section 5.   ANNUAL MEETING.

                (a)   The annual meeting of the stockholders of the
         corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the
         Board of Directors. Nominations of persons for election to the Board of
         Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation's notice of

         meeting of stockholders; (ii) by or at the direction of the Board of
         Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5. (Del.
         Code Ann., tit. 8, ss. 211(b)).

                (b)   At an annual meeting of the stockholders, only such
         business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of
         Section 5(a) of these Bylaws, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation,
         (ii) such other business must be a proper matter for stockholder action under the General Corporation Law of Delaware, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation
         Notice (as defined in this Section 5(b)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 5. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth
         (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth:
         (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange
         Act of 1934, as amended (the "1934 Act") and Rule 14a-11 thereunder
         (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for

         conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

                (c)   Notwithstanding anything in the second sentence of
         Section 5(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the
         Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased
         Board of Directors made by the corporation at least one hundred (100)
         days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the
         Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

                (d)   Only such persons who are nominated in accordance with
         the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these
         Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

                (e)   Notwithstanding the foregoing provisions of this
         Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation proxy statement pursuant to
         Rule l4a-8 under the 1934 Act.

                (f)   For purposes of this Section 5, "public announcement"
         shall mean disclosure in a press release reported by the Dow Jones News
         Service, Associated Press or comparable national news service or in a document publicly filed by the corporation

         with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

         Section 6.  SPECIAL MEETINGS.

                (a)   Special meetings of the stockholders of the
         corporation may be called, for any purpose or purposes, by (i) the
         Chairman of the Board of Directors, (ii) the Chief Executive Officer,
         (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

                (b)   If a special meeting is properly called by any person
         or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the
         Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of
         Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request.
         Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of
         Section 7 of these Bylaws. If the notice is not given within sixty (60)
         days after the receipt of the request, the person or persons properly requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

         Section 7.   NOTICE OF MEETINGS. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. (Del. Code Ann., tit. 8, ss.ss. 222, 229)

         Section 8.   QUORUM. At all meetings of stockholders, except where
otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of

stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law or by applicable stock exchange or Nasdaq rules, or by the Certificate of
Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy duly authorized at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy duly authorized at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the
Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the outstanding shares of such class or classes or series present in person or represented by proxy duly authorized at the meeting shall be the act of such class or classes or series. (Del. Code Am., tit. 8, ss. 216)

         Section 9.   ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting
of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. (Del. Code Ann., tit. 8,
ss. 222 (c))

         Section 10.  VOTING RIGHTS. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. (Del. Code Ann., tit. 8, ss.ss. 211(e), 212(b))

         Section 11.  JOINT OWNERS OF STOCK. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2)

or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the Delaware General
Corporation Law, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest. (Del. Code Ann., tit. 8, ss. 217(b))

         Section 12.  LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present. (Del. Code Ann., tit. 8,
ss. 219(a))

         Section 13.  ACTION WITHOUT MEETING.

                (a)   Unless otherwise provided in the Certificate of
         Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                (b)   Every written consent shall bear the date of signature
         of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation in the manner herein required, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation by delivery to its registered office in the State of
         Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. (Del. Code Ann., tit. 8, ss. 228)

                (c)   Prompt notice of the taking of the corporate action
         without a meeting by less than unanimous written consent shall be given to those stockholders who have not

         consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the corporation as provided in Section 228(c) of the
         Delaware General Corporation Law. If the action which is consented to is such as would have required the filing of a certificate under any section of the Delaware General Corporation Law if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of
         stockholders, that written consent has been given in accordance with
         Section 228 of the Delaware General Corporation Law.

         Section 14.  ORGANIZATION.

                (a)   At every meeting of stockholders, the Chairman of the
         Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman.
         The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

                (b)   The Board of Directors of the corporation shall be
         entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.
         Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                   ARTICLE IV

                                    DIRECTORS

         Section 15.  NUMBER AND TERM OF OFFICE. The authorized number of directors of the corporation shall be fixed by the Board of Directors from time to time. Directors need not be stockholders unless so required by the
Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient. (Del. Code Ann., tit, 8, ss.ss. 141(b), 211(b), (c))

         Section 16.  POWERS. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of
Incorporation. (Del. Code Ann., tit. 8, ss. 141(a))

         Section 17.  TERM OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Section 18.  VACANCIES.

                (a)   Unless otherwise provided in the Certificate of
         Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director. (Del. Code Ann., tit. 8, ss. 223(a), (b)).

                (b)   If at the time of filling any vacancy or any newly
         created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section
         211 of the Delaware General Corporation Law (Del. Code Ann. tit. 8, ss.
         223(c)).

         Section 19.  RESIGNATION. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified. (Del. Code Ann., tit. 8,
ss.ss. 141(b), 223(d))

         Section 20.  REMOVAL. Subject to any limitations imposed by applicable law, the Board of Directors or any director may be removed from office at any time (1) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors or (ii) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors.

         Section 21. MEETINGS.

                (a)   ANNUAL MEETINGS. The annual meeting of the Board of
         Directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

                (b)   REGULAR MEETINGS. Unless otherwise restricted by the
         Certificate of Incorporation, regular meetings of the Board of
         Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of
         Directors and publicized among all directors. No formal notice shall be required for a regular meeting of the Board of Directors. (Del. Code
         Ann., tit. 8, ss. 141(g))

                (c)   SPECIAL MEETINGS. Unless otherwise restricted by the
         Certificate of Incorporation, special meetings of the Board of
         Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or any two of the directors. (Del. Code Ann., tit. 8, ss. 141(g))

                (d)   TELEPHONE MEETINGS. Any member of the Board of
         Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. (Del. Code Ann., tit. 8, ss.
         141(i))

                (e)   NOTICE OF MEETINGS. Notice of the time and place of
         all meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, postage prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. (Del. Code Ann., tit. 8, ss. 229)

                (f)   WAIVER OF NOTICE. The transaction of all business at
         any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice.
         All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. (Del. Code Ann., tit. 8, ss. 229)

         Section 22.  QUORUM AND VOTING.

                (a)   Unless the Certificate of Incorporation requires a
         greater number and except with respect to indemnification questions arising under Section 43 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. (Del. Code Ann., tit.
         8, ss. 141(b))

                (b)   At each meeting of the Board of Directors at which a
         quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws. (Del. Code Ann., tit. 8, ss. 141(b))

         Section 23.  ACTION WITHOUT MEETING. Unless otherwise restricted by the
Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. (Del. Code Ann., tit. 8, ss. 141(f))

         Section 24.  FEES AND COMPENSATION. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor. (Del. Code
Ann., tit. 8, ss. 141(h))

         Section 25.  COMMITTEES.

                (a)   EXECUTIVE COMMITTEE. The Board of Directors may
         appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of
         Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required

                                       10

         by the Delaware General Corporation Law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation. (Del. Code Ann., tit. 8, ss. 141(c))

                (b)   OTHER COMMITTEES. The Board of Directors may, from
         time to time, appoint such other committees as may be permitted by law.
         Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive
         Committee in these Bylaws. (Del. Code Ann., tit. 8, ss. 141(c))

                (c)   TERM. Each member of a committee of the Board of
         Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to any requirements of any outstanding series of Preferred
         Stock, the provisions of subsections (a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The
         Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the
         Board of Directors to act at the meeting in the place of any such absent or disqualified member. (Del. Code Ann., tit. 8, ss. 141(c))

                (d)   MEETINGS. Unless the Board of Directors shall
         otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors.
         Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any

                                       11

         meeting at which a quorum is present shall be the act of such committee. (Del. Code Ann., tit. 8, ss.ss. 141(c), 229)

         Section 26.  ORGANIZATION. At every meeting of the directors, the
Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice
President, (if a director) or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

                                   ARTICLE V

                                    OFFICERS

         Section 27.  OFFICERS DESIGNATED. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the
Board of Directors, the Chief Executive Officer, the President, one or more Vice
Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the
Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more
Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of
Directors. (Del. Code Ann., tit. 8, ss.ss. 122(5), 142(a), (b))

         Section 28.  TENURE AND DUTIES OF OFFICERS.

                (a)   GENERAL. All officers shall hold office at the
         pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. (Del. Code Ann., tit. 8, ss. 141(b), (e))

                (b)   DUTIES OF CHAIRMAN OF THE BOARD OF DIRECTORS. The
         Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of
         Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 28. (Del. Code Ann., tit. 8, ss. 142(a))

                (c)   DUTIES OF PRESIDENT. The President shall preside at
         all meetings of the stockholders and at all meetings of the Board of
         Directors, unless the Chairman of the

                                       12

         Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of
         Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. (Del. Code Ann., tit. 8, ss.
         142(a))

                (d)   DUTIES OF VICE PRESIDENTS. The Vice Presidents may
         assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. (Del. Code Ann., tit. 8, ss. 142(a))

                (e)   DUTIES OF SECRETARY. The Secretary shall attend all
         meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these
         Bylaws of all meetings of the stockholders and of all meetings of the
         Board of Directors and any committee thereof requiring notice. The
         Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any
         Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant
         Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. (Del. Code Ann., tit. 8, ss. 142(a))

                (f)   DUTIES OF CHIEF FINANCIAL OFFICER. The Chief Financial
         Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief
         Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation.
         The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller
         to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each
         Treasurer and Assistant Treasurer and each Controller and Assistant
         Controller shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. (Del. Code Ann., tit. 8, ss. 142(a))

                                       13

         Section 29.  DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

         Section 30.  RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the
Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer. (Del. Code Ann., tit. 8, ss. 142(b))

         Section 31.  REMOVAL. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

                                   ARTICLE VI

                  EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
                     OF SECURITIES OWNED BY THE CORPORATION

         Section 32.  EXECUTION OF CORPORATE INSTRUMENTS. The Board of Directors
may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation. (Del. Code
Ann., tit. 8, ss.ss. 103(a), 142(a), 158)

         All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to
do.

         Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. (Del. Code
Ann., tit. 8, ss.ss. 103(a), 142(a), 158).

         Section 33.  VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the
President, or any Vice President. (Del. Code Ann., tit. 8, ss. 123)

                                       14

                                  ARTICLE VII

                                 SHARES OF STOCK

         Section 34.  FORM AND EXECUTION OF CERTIFICATES. Certificates for the
shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President
or any Vice President and by the Treasurer or Assistant Treasurer or the
Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical. (Del. Code Ann., tit. 8, ss. 158)

         Section 35.  LOST CERTIFICATES. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed. (Del. Code Ann., tit. 8, ss. 167)

         Section 36.  TRANSFERS.

                (a)   Transfers of record of shares of stock of the
         corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares. (Del. Code Ann., tit. 8, ss. 201, tit. 6, ss. 8-401 (1))

                (b)   The corporation shall have power to enter into and
         perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General
         Corporation Law. (Del. Code Ann., tit. 8, ss. 160 (a))

         Section 37.  FIXING RECORD DATES.

                (a)   In order that the corporation may determine the
         stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the
         Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of
         Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                (b)   In order that the corporation may determine the
         stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The
         Board of Directors shall promptly, but in all events within ten (10)
         days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of
         Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the
         Board of Directors adopts the resolution taking such prior action.

                                       16

                (c)   In order that the corporation may determine the
         stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of
         Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60)
         days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. (Del. Code Ann., tit. 8, ss. 213)

         Section 38.  REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
(Del. Code Ann., tit. 8, ss.ss. 213(a), 219)

                                  ARTICLE VIII

                       OTHER SECURITIES OF THE CORPORATION

         Section 39.  EXECUTION OF OTHER SECURITIES. All bonds, debentures and other corporate securities of the corporation, other than stock certificates
(covered in Section 34), may be signed by the Chairman of the Board of
Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or
Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an
Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                                       17

                                   ARTICLE IX

                                    DIVIDENDS

         Section 40.  DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of
Incorporation and applicable law, if any, may be declared by the Board of
Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law. (Del. Code
Ann., tit. 8, ss.ss. 170, 173)

         Section 41.  DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. (Del.
Code Ann., tit. 8, ss. 171)

                                   ARTICLE X

                                   FISCAL YEAR

         Section 42.  FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE XI

                                 INDEMNIFICATION

         Section 43.  INDEMNIFICATION OF DIRECTORS, EXECUTIVE OFFICERS, OTHER
OFFICERS, EMPLOYEES AND OTHER AGENTS.

                (a)   DIRECTORS AND EXECUTIVE OFFICERS. The corporation
         shall indemnify its directors and executive officers (for the purposes of this Article XI, "executive officers" shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof)
         initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the
         Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation
         Law or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

                                       18

                (b)   OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS. The
         corporation shall have power to indemnify other officers, employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

                (c)   EXPENSES. The corporation shall advance to any person
         who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph
(e) of this Bylaw, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

                (d)   ENFORCEMENT. Without the necessity of entering into an
         express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Bylaw to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the
         Delaware General Corporation Law or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation
         (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such

                                       19

         executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware
         General Corporation Law or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

                (e)  NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General
         Corporation Law or any other applicable law.

                (f)   SURVIVAL OF RIGHTS. The rights conferred on any person
         by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                (g)   INSURANCE. To the fullest extent permitted by the
         Delaware General Corporation Law, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

                (h)   AMENDMENTS. Any repeal or modification of this Bylaw
         shall only be prospective and shall not affect the rights under this
         Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

                (i)   SAVING CLAUSE. If this Bylaw or any portion hereof
         shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any

                                       20

         applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law. If this Section 43 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under applicable law.

                (j)   CERTAIN DEFINITIONS. For the purposes of this Bylaw,
         the following definitions shall apply:

                      (1)   The term "proceeding" shall be broadly construed and
                shall include, without limitation, the investigation,
                preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                      (2)   The term "expenses" shall be broadly construed and
                shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

                      (3)   The term the "corporation" shall include, in
                addition to the resulting corporation, any constituent
                corporation (including any constituent of a constituent)
                absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or
                agents, so that any person who is or was a director,
                officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent
                corporation as a director, officer, employee or agent of
                another corporation, partnership, joint venture, trust or
                other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or
                surviving corporation as he would have with respect to such constituent corporation if its separate existence had
                continued.

                      (4)   References to a "director," "executive officer,"
                "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                      (5)   References to "other enterprises" shall include
                employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a

                                       21

                manner "not opposed to the best interests of the
                corporation" as referred to in this Bylaw.

                                  ARTICLE XII

                                     NOTICES

         Section 44.  NOTICES.

                (a)   NOTICE TO STOCKHOLDERS. Whenever, under any provisions
         of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United
         States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent. (Del. Code Ann., tit. 8, ss. 222)

                (b)   NOTICE TO DIRECTORS. Any notice required to be given
         to any director may be given by the method stated in subsection (a), or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

                (c)   AFFIDAVIT OF MAILING. An affidavit of mailing,
         executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained. (Del. Code Ann., tit. 8, ss. 222)

                (d)   TIME NOTICES DEEMED GIVEN. All notices given by mail
         or by overnight delivery service, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

                (e)   METHODS OF NOTICE. It shall not be necessary that the
         same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

                (f)   FAILURE TO RECEIVE NOTICE. The period or limitation of
         time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

                                       22

                (g)   NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL.
         Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

                (h)   NOTICE TO PERSON WITH UNDELIVERABLE ADDRESS. Whenever
         notice is required to be given, under any provision of law or the
         Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments
         (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph, (Del. Code Ann, tit. 8, ss. 230).

                                  ARTICLE XIII

                                   AMENDMENTS

         Section 45.  AMENDMENTS. Subject to paragraph (h) of Section 43 of the
Bylaws, these Bylaws may be amended or repealed and new Bylaws adopted by the stockholders entitled to vote. The Board of Directors shall also have the power, if such power is conferred upon the Board of Directors by the Certificate of
Incorporation, to adopt, amend, or repeal Bylaws (including, without limitation, the amendment of any Bylaw setting forth the number of Directors who shall constitute the whole Board of Directors), (Del Code Ann., tit. 8, ss.ss. 109(a),
122(6)).

                                       23

                                  ARTICLE XIV

                             RIGHT OF FIRST REFUSAL

         Section 46.  RIGHT OF FIRST REFUSAL. No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of common stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

                (a)   If the stockholder desires to sell or otherwise
         transfer any of his shares of common stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

                (b)   For thirty (30) days following receipt of such notice,
         the corporation shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the stockholder, the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section 46, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or, with consent of the stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

                (c)   The corporation may assign its rights hereunder.

                (d)   In the event the corporation and/or its assignee(s)
         elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder's notice, the Secretary of the corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the corporation receives said transferring stockholder's notice; provided that if the terms of payment set forth in said transferring stockholder's notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder's notice.

                (e)   In the event the corporation and/or its assignees(s)
         do not elect to acquire all of the shares specified in the transferring stockholder's notice, said transferring stockholder may, within the sixty-day period following the expiration of the option rights granted to the corporation and/or its assignees(s) herein, transfer the shares specified in said transferring stockholder's notice which were not acquired by the corporation and/or its assignees(s) as specified in said transferring stockholder's notice. All shares so sold by

                                       24

         said transferring stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

                (f)   Anything to the contrary contained herein
         notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:

                      (1)   A stockholder's transfer of any or all shares held
                either during such stockholder's lifetime or on death by will or intestacy to such stockholder's immediate family or to any custodian or trustee for the account of such stockholder or such stockholder's immediate family or to any limited partnership of which the stockholder, members of such stockholder's immediate family or any trust for the account of such stockholder or such stockholder's immediate family will be the general of limited partner(s) of such partnership. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer.

                      (2)   A stockholder's bona fide pledge or mortgage of any
                shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw.

                      (3)   A stockholder's transfer of any or all of such
                stockholder's shares to the corporation or to any other
                stockholder of the corporation.

                      (4)   A stockholder's transfer of any or all of such
                stockholder's shares to a person who, at the time of such
                transfer, is an officer or director of the corporation.

                      (5)   A corporate stockholder's transfer of any or all of
                its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.

                      (6)   A corporate stockholder's transfer of any or all of
                its shares to any or all of its stockholders.

                      (7)   A transfer by a stockholder which is a limited or
                general partnership to any or all of its partners or former partners.

         In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this bylaw.

                (g)   The provisions of this bylaw may be waived with
         respect to any transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This bylaw may be amended or repealed

                                       25

         either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

                (h)   Any sale or transfer, or purported sale or transfer,
         of shares of common stock of the corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

                (i)   The foregoing right of first refusal shall terminate
         on either of the following dates, whichever shall first occur:

                      (1)   On August 16, 2010; or

                      (2)   Upon the date securities of the corporation are
                 first offered to the public pursuant to a registration
                 statement filed with, and declared effective by, the United
                 States Securities and Exchange Commission under the
                 Securities Act of 1933, as amended.

                (j)   The certificates representing shares of common stock
         of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A
                RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION
                AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE
                CORPORATION."

                                   ARTICLE XV

                                LOANS TO OFFICERS

         Section 47.  LOANS TO OFFICERS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. (Del. Code Ann., tit. 8, ss. 143)

                                       26

                                  ARTICLE XVI

                                  MISCELLANEOUS

         Section 48.  ANNUAL REPORT.

                (a)   Subject to the provisions of paragraph (b) of this
         Bylaw, the Board of Directors shall cause an annual report to be sent to each stockholder of the corporation not later than one hundred twenty (120) days after the close of the corporation's fiscal year.
         Such report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accounts or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation.
         When there are more than 100 stockholders of record of the corporation's shares, as determined by Section 605 of the CGCL, additional information as required by Section 1501(b) of the CGCL shall also be contained in such report, provided that if the corporation has a class of securities registered under Section 12 of the 1934 Act, that
         Act shall take precedence. Such report shall be sent to stockholders at least fifteen (15) days prior to the next annual meeting of stockholders after the end of the fiscal year to which it relates.

                (b)   If and so long as there are fewer than 100 holders of
         record of the corporation's shares, the requirement of sending of an annual report to the stockholders of the corporation is hereby expressly waived.

                                       27